Exhibit 99.1

JACK HENRY AND ASSOCIATES, INC
SELECTED SEGMENT INFORMATION
FISCAL 2017 AND FISCAL 2016
(UNAUDITED)

The information in the tables below has been retroactively restated to conform to the Company's new segment structure.

	Three Months Ended
	9/30/16	12/31/16	3/31/17	6/30/17	Fiscal 2017
CORE
Revenue
Services and Support	$110,795	$113,887	$120,978	$132,325	$477,985
Processing	6,112	6,000	6,192	6,709	25,013
Total Revenue	116,907	119,887	127,170	139,034	502,998

Cost of Revenue	$52,750	$53,087	$58,983	$61,655	$226,475

PAYMENTS
Revenue
Services and Support	$13,593	$11,290	$10,805	$10,292	$45,980
Processing	108,737	107,854	107,588	111,466	435,645
Total Revenue	122,330	119,144	118,393	121,758	481,625

Cost of Revenue	$56,020	$54,792	$55,802	$57,600	$224,214

COMPLEMENTARY
Revenue
Services and Support	$78,277	$81,134	$81,076	$92,471	$332,958
Processing	12,652	12,946	13,122	14,067	52,787
Total Revenue	90,929	94,080	94,198	106,538	385,745

Cost of Revenue	$38,826	$38,976	$39,488	$42,726	$160,016

CORPORATE & OTHER
Revenue
Services and Support	$14,825	$15,404	$13,997	$16,399	$60,625
Processing	37	38	9	40	124
Total Revenue	14,862	15,442	14,006	16,439	60,749

Cost of Revenue	$47,167	$51,291	$52,454	$57,417	$208,329

Exhibit 99.1

	Three Months Ended
	9/30/15	12/31/15	3/31/16	6/30/16	Fiscal 2016
CORE
Revenue
Services and Support	$98,369	$101,861	$106,832	$120,820	$427,882
Processing	5,248	5,138	5,458	5,937	21,781
Total Revenue	103,617	106,999	112,290	126,757	449,663

Cost of Revenue	$47,586	$52,496	$54,090	$55,516	$209,688

PAYMENTS
Revenue
Services and Support	$11,551	$14,773	$7,813	$11,133	$45,270
Processing	103,810	103,470	101,068	106,161	414,509
Total Revenue	115,361	118,243	108,881	117,294	459,779

Cost of Revenue	$52,696	$54,043	$52,149	$56,762	$215,650

COMPLEMENTARY
Revenue
Services and Support	$68,241	$71,544	$75,624	$86,849	$302,258
Processing	11,746	11,903	11,495	12,214	47,358
Total Revenue	79,987	83,447	87,119	99,063	349,616

Cost of Revenue	$34,458	$36,082	$38,255	$40,111	$148,906

CORPORATE & OTHER
Revenue
Services and Support	$22,584	$24,169	$24,854	$23,814	$95,421
Processing	69	14	42	42	167
Total Revenue	22,653	24,183	24,896	23,856	95,588

Cost of Revenue	$48,923	$47,824	$49,779	$52,881	$199,407